Exhibit 99.1
Fluence Energy, Inc. Reports Fourth Quarter and Full Fiscal Year 2023 Financial Results

Achieved Record Annual Revenue and Quarterly Profitability Milestone

Initiates Fiscal 2024 Financial Guidance
ARLINGTON, Va., November 28, 2023 (GLOBE NEWSWIRE) – Fluence Energy, Inc. (Nasdaq: FLNC) (“Fluence” or the “Company”), a leading global provider of energy storage products and services, and optimization software for renewables and storage, today announced its results for the three months and fiscal year ended September 30, 2023.
Financial Highlights for fourth quarter and fiscal year ended September 30, 2023
•Record revenue for fiscal year 2023 of $2.2 billion and revenue for the fourth quarter of $673 million, representing an increase of approximately 85% from fiscal year 2022 and an increase of approximately 25% from the third quarter.
•GAAP gross margin improved to approximately 6.4% for fiscal year 2023 and 11.3% for the fourth quarter compared to (5.2)% for fiscal year 2022 and 4.1% in the third quarter.
•Net loss of approximately $(105) million for fiscal year 2023 and net income of $4.8 million for the fourth quarter compared to net loss of approximately $(289) million for fiscal year 2022 and net loss of approximately $(35) million for the third quarter.
•Adjusted EBITDA1 of approximately $(61) million for fiscal year 2023 and $20 million for the fourth quarter compared to $(235) million for fiscal year 2022 and $(27) million for the third quarter.
•Strong quarterly order intake of $737 million representing an increase of 30% from the third quarter and resulting in a total backlog2 of $2.9 billion as of September 30, 2023.
•Total Cash4 of $463 million representing an increase of 11% from the third quarter.
Commenting on the quarter, Julian Nebreda, the Company’s President and Chief Executive Officer, said, “I'm pleased to report that we reached a transformative milestone in the fourth quarter, achieving profitability for the first time. This momentous achievement is a testament to our unwavering commitment to operational excellence, and to our team's relentless dedication.
Our strong execution reaffirms our position as a leader in the energy storage industry. It demonstrates our ability to navigate challenges, drive towards success, and deliver solutions to our customers. As we look ahead, our market outlook3 is more robust than ever. We see a world hungry for sustainable energy solutions, and we believe that Fluence is at the forefront, ready to meet that demand head-on as evidenced by our recently launched Gridstack Pro product.
This milestone isn't just a financial achievement; it's a testament to the incredible potential of battery energy storage to shape a more sustainable and resilient future. We remain focused on delivering value to both our customers and shareholders as we continue our journey of transforming the way we power our world for a more sustainable future."
1 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as a reconciliation to the most directly comparable financials measure stated in accordance with GAAP.
2 For our energy storage product contracts, contracted backlog includes signed customer orders or contracts under execution prior to when substantial completion is achieved. For service contracts, contracted backlog includes signed service agreements associated with our storage product projects that have not been completed and the associated service has not started. For digital application contracts, contracted backlog includes signed agreements where the associated subscription has not started.
3 As reflected in BNEF's H2 2023 Energy Storage Market Outlook.

Strategic Objectives
Mr. Nebreda continued, "Our management team is keenly focused on providing increased value to our shareholders through delivering on five objectives, which are detailed below. Additionally, I am pleased to say that we are making substantial progress on each of these items as evidenced by the examples provided.”
1.Deliver profitable growth:
◦We exceed our fiscal 2023 guidance for both revenue and adjusted gross profit.
◦We are initiating fiscal year 2024 revenue guidance of a range of $2.7 billion to $3.3 billion and fiscal year 2024 Adjusted EBITDA4 guidance of a range of $50 million to $80 million.
2.Develop products and solutions that our customers need:
◦In October 2023, we launched Gridstack Pro, our larger battery pack enclosure providing higher density, faster installation, enhanced performance, and industry-leading safety.
◦Launched Fluence OS7, the latest Fluence operating system designed with enhanced capabilities fully integrated with the Fluence battery management system (BMS).
3.Convert our supply chain into a competitive advantage:
◦Secured all battery needs for fiscal 2024 and 2025.
4.Use Fluence Digital as a competitive differentiator and margin driver:
◦We are targeting around $80 million of combined annual recurring revenue (ARR) from our services and digital businesses by the end of fiscal 2024.
5.Work better:
◦Entered into our new $400 million asset backed lending (ABL) facility secured by our inventory, intended to provide us additional tools to manage our working capital as we continue to grow.

Financial Update and Fiscal Year 2024 Outlook
"During the fourth quarter, we delivered on our commitments and completed the first phase of the transformation to improve gross margins and enter into positive Adjusted EBITDA territory," said Manavendra Sial, the Company's Chief Financial Officer. "Additionally, I am pleased to say that we ended the fiscal year with total cash5 in excess of $460 million. This, combined with our new ABL Facility and existing supply chain financing facilities, provides us with ample liquidity as we begin fiscal 2024."
The Company is initiating fiscal year 2024 revenue guidance of approximately $2.7 billion to $3.3 billion. Additionally, the Company is initiating fiscal year 2024 Adjusted EBITDA6 guidance of approximately $50 million to $80 million. Additionally, the company is initiating fiscal year 2024 annual recurring revenue guidance of around $80 million by the end of fiscal 2024. Additionally, the Company is expecting approximately 30% of annual revenue in the first half of fiscal 2024 and 70% in the second half of fiscal 2024 mostly due to the expected timing of certain contracts.
The foregoing Fiscal Year 2024 outlook statement represents management's current best estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.
4 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as a reconciliation to the most directly comparable financials measure stated in accordance with GAAP.
5 Total cash includes Cash and cash equivalents + Restricted Cash + Short term investments.
6 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as a reconciliation to the most directly comparable financials measure stated in accordance with GAAP.

Share Count
The shares of the Company’s common stock as of September 30, 2023 are presented below:

in millions	Common Shares
Class B-1 common stock held by AES Grid Stability, LLC	58,586,695
Class A common stock held by Siemens AG and affiliates	58,586,695
Class A common stock held by Qatar Holding LLC	18,493,275
Class A common stock held by public	41,823,465
Total Class A and Class B-1 common stock outstanding	177,490,130
Conference Call Information
The Company will conduct a teleconference starting at 8:30 a.m. EST on Wednesday, November, 29, 2023, to discuss the results. To participate, analysts are required to register by clicking Fluence Energy Inc. Q4 Earnings Call Registration Link. Once registered, analysts will be issued a unique PIN number and dial-in number. Analysts are encouraged to register at least 15 minutes before the scheduled start time.
General audience participants, and non-analysts are encouraged to join the teleconference in a listen-only mode at: Fluence Energy Inc. Q4 Listen Only - Webcast, or on http://Fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations. Supplemental materials that may be referenced during the teleconference will be available at: www.fluenceenergy.com, by selecting Investors, News & Events, and Events & Presentations.
A replay of the conference call will be available after 1:00 p.m. EST on Wednesday, November 29, 2023. The replay will be available on the company’s website at https://fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations.
Non-GAAP Financial Measures
We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, and Free Cash Flows, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. These measures have limitations as analytical tools, including that other companies, including companies in our industry, may calculate these measures differently, reducing their usefulness as comparative measures.
Adjusted EBITDA is calculated from the consolidated statements of operations using net income (loss) adjusted for (i) interest (income) expense, net, (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, (v) other income or expenses and (vi) non-recurring income or expenses. Adjusted EBITDA may in the future also be adjusted for amounts impacting net income related to the Tax Receivable Agreement liability.
Adjusted Gross Profit (Loss) is calculated using gross profit (loss), adjusted to exclude (i) stock-based compensation expenses, (ii) amortization, (iii) certain other income or expenses, and (iv) non-recurring income or expenses. Adjusted Gross Profit Margin is calculated using Adjusted Gross Profit (Loss) divided by total revenue.
Free Cash Flow is calculated from the consolidated statements of cash flows and is defined as net cash provided by (used in) operating activities, less purchase of property and equipment made in the period. We expect our Free Cash Flow to fluctuate in future periods as we invest in our business to support our plans for growth. Limitations on the use of Free Cash Flow include (i) it should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures (for example, cash is still required to satisfy other working capital needs, including short-term investment policy, restricted cash, and intangible assets); (ii) Free Cash Flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities; and (iii) this metric does not reflect our future contractual commitments.

Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures included in this press release and the accompanying tables contained at the end of this release.
The Company is not able to provide a quantitative reconciliation of full year 2024 Adjusted EBITDA to GAAP Net Income (loss) on a forward-looking basis within this press release because of the uncertainty around certain items that may impact Adjusted EBITDA, including stock compensation and restructuring expenses, that are not within our control or cannot be reasonably predicted without unreasonable effort.
About Fluence

Fluence Energy, Inc. (Nasdaq: FLNC) is a global market leader in energy storage products and services, and cloud-based software for renewables and storage. With a presence in over 47 markets globally, Fluence provides an ecosystem of offerings to drive the clean energy transition, including modular, scalable energy storage products, comprehensive service offerings, and the Fluence IQ Platform, which delivers AI-enabled SaaS products for managing and optimizing renewables and storage from any provider. The Company is transforming the way we power our world by helping customers create more resilient and sustainable electric grids.

For more information, visit our website, or follow us on LinkedIn or Twitter. To stay up to date on the latest industry insights, sign up for Fluence's Full Potential Blog.

Cautionary Note Regarding Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements set forth above under “Financial Update and Fiscal Year 2024 Outlook,” "Strategic Objectives", and other statements regarding the Company's future financial and operational performance, including the expected combined annual recurring revenue generated from the services and digital businesses in fiscal year 2024, the implementation and anticipated benefits of the Company's enumerated strategic objectives, anticipated demand for the Company's energy storage products, services and digital applications, relationships with new and existing customers and suppliers, market outlook, future results of operations, future revenue recognition and estimated revenues, losses, projected costs, prospects, plans and objectives of management. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “may,” “possible,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions and variations thereof and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments, as well as a number of assumptions concerning future events, and their potential effects on our business. These forward-looking statements are not guarantees of performance, and there can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, our ability to successfully execute our strategic objectives, including maintaining profitable growth, our ability to develop new product offerings and services and adoption of such new product offerings and services by customers, changes in market or industry conditions, regulatory environment, competitive conditions, capacity constraints within the shipping industry, increased shipping costs and delays in the shipping of our energy storage products, projects delays and site closures and cost-overruns, our ability to execute projects, failure to realize potential benefits of the Inflation Reduction Act of 2022, and other factors set forth under Item 1A.“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, to be filed with the Securities and Exchange Commission (“SEC”), and in other filings we make with the SEC from time to time. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

Contacts
Analyst
Lexington May, Vice President, Finance & Investor Relations
+1 713-909-5629
Email : InvestorRelations@fluenceenergy.com

Media
Email: media.na@fluenceenergy.com

FLUENCE ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(U.S. Dollars in Thousands, except share and per share amounts)

	September 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$345,896	$357,296
Restricted cash	106,835	62,425
Short-term investments	—	110,355
Trade receivables, net	103,397	86,770
Unbilled receivables	192,064	138,525
Receivables from related parties	58,514	112,027
Advances to suppliers	107,947	54,765
Inventory, net	224,903	652,735
Current portion of notes receivable - pledged as collateral	24,330	—
Other current assets	31,074	26,635
Total current assets	1,194,960	1,601,533
Non-current assets:
Property and equipment, net	12,771	13,755
Intangible assets, net	55,752	51,696
Goodwill	26,020	24,851
Deferred income tax asset, net	86	3,028
Note receivable - pledged as collateral	30,921	24,330
Other non-current assets	31,639	26,461
Total non-current assets	157,189	144,121
Total assets	$1,352,149	$1,745,654
Liabilities, and stockholders’ equity
Current liabilities:
Accounts payable	$62,899	$304,898
Deferred revenue	273,164	273,073
Current portion of borrowings against note receivable - pledged as collateral	22,539	—
Personnel related liabilities	52,174	21,286
Accruals and provisions	172,223	183,814
Payables and deferred revenue with related parties	116,488	306,348
Taxes payable	29,465	11,114
Other current liabilities	16,711	8,930
Total current liabilities	745,663	1,109,463
Non-current liabilities:
Deferred income tax liability	4,794	4,876
Borrowings against note receivable - pledged as collateral	28,024	—
Other non-current liabilities	17,338	2,107
Total non-current liabilities	50,156	6,983
Total liabilities	795,819	1,116,446
Commitments and Contingencies (Note 14)
Stockholders’ equity:
Preferred stock, 0.00001 per share, 10,000,000 share authorized; no shares issued and outstanding as of September 30, 2023 and 2022	—	—
Class A common stock, 0.00001 par value per share, 1,200,000,000 shares authorized; 119,593,409 shares issued and 118,903,435 shares outstanding as of September 30, 2023; 115,424,025 shares issued and 114,873,121 shares outstanding as of September 30, 2022	1	1
Class B-1 common stock, 0.00001 par value per share, 200,000,000 shares authorized; 58,586,695 shares issued and outstanding as of September 30, 2023; 58,586,695 shares issued and outstanding as of September 30, 2022	—	—
Class B-2 common stock, 0.00001 par value per share, 200,000,000 shares authorized; no shares issued and outstanding as of September 30, 2023 and 2022	—	—

Treasury stock, at cost	(7,797)	(5,013)
Additional paid-in capital	581,104	542,602
Accumulated other comprehensive income	3,202	2,784
Accumulated deficit	(174,164)	(104,544)
Total stockholders’ equity attributable to Fluence Energy, Inc.	402,346	435,830
Non-controlling interest	153,984	193,378
Total stockholders’ equity	556,330	629,208
Total liabilities, stockholders’ equity	$1,352,149	$1,745,654

FLUENCE ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS
(U.S. Dollars in Thousands, except share and per share amounts)

	Fiscal Year Ended September 30,
	2023	2022	2021
Revenue	$1,564,169	$552,271	$594,055
Revenue from related parties	653,809	646,332	86,711
Total revenue	2,217,978	1,198,603	680,766
Cost of goods and services	2,077,023	1,260,957	749,910
Gross profit (loss)	140,955	(62,354)	(69,144)
Operating expenses:
Research and development	66,307	60,142	23,427
Sales and marketing	41,114	37,207	22,624
General and administrative	136,308	116,710	38,162
Depreciation and amortization	9,835	7,108	5,112
Interest (income) expense, net	(5,388)	(326)	1,435
Other (income) expense, net	(6,952)	4,625	270
Loss before income taxes	(100,269)	(287,820)	(160,174)
Income tax expense	4,549	1,357	1,829
Net loss	$(104,818)	$(289,177)	$(162,003)
Net loss attributable to non-controlling interest	$(35,198)	$(184,692)	$(162,003)
Net loss attributable to Fluence Energy, Inc.	$(69,620)	$(104,485)	N/A

Weighted average number of Class A common shares outstanding
Basic and diluted	116,448,602	69,714,054	N/A
Loss per share of Class A common stock
Basic and diluted	$(0.60)	$(1.50)	N/A

Foreign currency translation gain (loss), net of income tax expense of $0.3 million in 2023, $0.1 million in 2022, and $0 in 2021	586	5,091	(614)
Actuarial gain on pension liabilities, net of income tax expense of $0 in each period	15	251	128
Total other comprehensive income (loss)	601	5,342	(486)
Total comprehensive loss	$(104,217)	$(283,835)	$(162,489)
Comprehensive loss attributable to non-controlling interest	$(35,015)	$(182,345)	$(162,489)
Total comprehensive loss attributable to Fluence Energy, Inc.	$(69,202)	$(101,490)	N/A

FLUENCE ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(U.S. Dollars in Thousands, except share and per share amounts)
(UNAUDITED)

	Three Months Ended September 30
	2023	2022	2021
Revenue	$521,802	$293,420	$163,658
Revenue from related parties	151,180	148,562	24,547
Total revenue	672,982	441,982	188,205
Cost of goods and services	596,699	431,242	247,266
Gross profit (loss)	76,283	10,740	(59,061)
Operating expenses:
Research and development	14,676	17,915	6,176
Sales and marketing	11,815	9,559	5,742
General and administrative	35,118	32,938	15,003
Depreciation and amortization	2,475	2,216	1,618
Interest (income) expense, net	(1,137)	(1,175)	536
Other expense	1,912	3,622	108
Income (loss) before income taxes	11,424	(54,335)	(88,244)
Income tax expense (benefit)	6,607	1,850	(1,045)
Net income (loss)	$4,817	$(56,185)	$(87,199)
Net income (loss) attributable to non-controlling interest	1,588	(19,036)	(87,199)
Net income (loss) attributable to Fluence Energy, Inc.	$3,229	$(37,149)	N/A

Weighted average number of Class A common shares outstanding
Basic	118,599,185	114,452,470	N/A
Diluted	183,693,827	N/A	N/A
Earnings (loss) per share of Class A common stock
Basic	$0.03	$(0.32)	N/A
Diluted	$0.02	N/A	N/A
Foreign currency translation gain, net of income tax expense of $0.3 million in 2023, $0.1 million in 2022, and $0 in 2021	562	3,181	96
Actuarial gain on pension liabilities, net of income tax expense of $0 in each period	15	251	128
Total other comprehensive income	577	3,432	224
Total comprehensive income (loss)	$5,394	$(52,753)	$(86,975)
Comprehensive income (loss) attributable to non-controlling interest	$1,778	$(17,875)	$(86,975)
Total comprehensive income (loss) attributable to Fluence Energy, Inc.	$3,616	$(34,878)	N/A

FLUENCE ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. Dollars in Thousands)

	Fiscal Year Ended September 30,
	2023	2022	2021
Operating activities
Net loss	$(104,818)	$(289,177)	$(162,003)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,665	7,108	5,112
Amortization of debt issuance costs	914	778	—
Inventory (recovery) provision	(1,029)	2,529	14,197
Stock-based compensation expense	26,920	44,131	—
Deferred income taxes	2,542	516	(1,346)
Provision (benefit) on loss contracts	(6,105)	30,032	27,161
Changes in operating assets and liabilities:
Trade receivables	(13,397)	(29,161)	(25,322)
Unbilled receivables	(50,503)	(36,550)	(1,938)
Receivables from related parties	53,611	(78,666)	15,901
Advances to suppliers	(36,490)	(45,024)	(6,865)
Inventory	432,767	(265,477)	(366,674)
Other current assets	(36,828)	1,364	(21,614)
Other non-current assets	(16,632)	(35,208)	(1,184)
Accounts payable	(242,163)	152,467	73,914
Payables and deferred revenue with related parties	(190,920)	78,422	205,461
Deferred revenue	(6,934)	201,028	(52,476)
Current accruals and provisions	(6,871)	(32,361)	21,286
Taxes payable	15,753	(1,779)	6,955
Other current liabilities	39,467	6,362	4,632
Other non-current liabilities	18,124	(3,719)	(466)
Insurance proceeds received	—	10,000	—
Net cash used in operating activities	(111,927)	(282,385)	(265,269)
Investing activities
Purchase of equity securities	—	(1,124)	—
Proceeds from maturities of short-term investments	111,674	—	—
Purchases of short-term investments	—	(110,144)	—
Payments for purchase of investment in joint venture	(5,013)	—	—
Capital expenditures on software	(9,235)	—	—
Payments for acquisition of businesses, net of cash acquired	—	(29,215)	(18,000)
Purchase of property and equipment	(2,989)	(7,934)	(4,292)
Net cash provided by (used in) investing activities	94,437	(148,417)	(22,292)
Financing activities
Capital contribution from founders	—	—	6,280
Proceeds from issuance of Class B membership units	—	—	125,000
Borrowing from promissory notes – related parties	—	—	125,000
Repayment of promissory notes – related parties	—	(50,000)	(75,000)
Borrowing from line of credit	—	—	100,000
Repayment of line of credit	—	(50,000)	(50,000)
Proceeds from borrowing against note receivable - pledged as collateral	48,176	—	—
Payment of equity issuance costs	—	—	(3,343)

Repurchase of Class A common stock placed into treasury	(2,784)	(5,013)	—
Proceeds from exercise of stock options	7,203	3,103	—
Payment of transaction costs related to issuance of Class B membership units	—	(6,320)	—
Payments of debt issuance costs	—	(3,375)	—
Proceeds from issuance of Class A common stock sold in an IPO, net of underwriting discounts and commissions	—	935,761	—
Payments of deferred equity issuance cost	—	(7,103)	—
Other	—	—	3,189
Net cash provided by financing activities	52,595	817,053	231,126
Effect of exchange rate changes on cash and cash equivalents	(2,095)	5,401	(547)
Net increase (decrease) in cash and cash equivalents	33,010	391,652	(56,982)
Cash, cash equivalents, and restricted cash as of the beginning of the period	429,721	38,069	95,051
Cash, cash equivalents, and restricted cash as of the end of the period	$462,731	$429,721	$38,069
Supplemental disclosure of cash flow information
Interest paid	$2,336	$1,127	$1,229
Cash paid for income taxes	$1,240	$2,068	$6,416

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation.

Interest income of $2.3 million for the fiscal year ended September 30, 2022 and interest income of $1.3 million for the three months ended September 30, 2022, were reclassified from other (income) expense, net to interest (income) expense, net on the consolidated statement of operations and comprehensive loss. The reclassification had no net impact on loss before income taxes or net loss for any period presented.

Debt issuance costs of $2.8 million, advances to suppliers of $8.8 million, and right of use assets - operating leases of $2.4 million, were reclassified into other non-current assets for the fiscal year ended September 30, 2022, on the consolidated balance sheet. Current portion of operating lease liabilities of $1.7 million was reclassified to other current liabilities for the fiscal year ended September 30, 2022, on the consolidated balance sheet. Operating lease liabilities, net of current portion of $1.0 million was reclassified to other non-current liabilities for the fiscal year ended September 30, 2022, on the consolidated balance sheet. The reclassifications had no net impact on total non-current assets, total current liabilities or total non-current liabilities for any period presented.

FLUENCE ENERGY, INC.
KEY OPERATING METRICS (UNAUDITED)
The following tables present our key operating metrics and order intake for the fiscal years ended September 30, 2023 and 2022. The tables below present the metrics in either Gigawatts (GW) or Gigawatt hours (GWh). Our key operating metrics focus on project milestones to measure our performance and designate each project as either “deployed”, “assets under management”, “contracted” or “pipeline”.

	Fiscal Year Ended September 30,		Change	Change %
	2023	2022
Energy Storage Products
Deployed (GW)	3.0	1.8	1.2	66.7%
Deployed (GWh)	7.2	5.0	2.2	44.0%
Contracted backlog (GW)	4.6	3.7	0.9	24.3%
Pipeline (GW)	12.2	9.3	2.9	31.2%
Pipeline (GWh)	34.2	22.6	11.6	51.3%

(amounts in GW)	Fiscal Year Ended September 30,		Change	Change %
	2023	2022
Service Contracts
Assets under management	2.8	2.0	0.8	40.0%
Contracted backlog	2.9	2.0	0.9	45.0%
Pipeline	13.7	8.8	4.9	55.7%

(amounts in GW)	Fiscal Year Ended September 30,		Change	Change %
	2023	2022
Digital Contracts
Assets under management	15.5	13.7	1.8	13.1%
Contracted backlog	6.8	3.6	3.2	88.9%
Pipeline	24.4	19.6	4.8	24.5%

(amounts in GW)	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2023	2022	Change	Change %	2023	2022	Change	Change %
Energy Storage Products
Contracted	0.6	0.5	0.1	20%	2.2	1.9	0.3	15.8%
Service Contracts
Contracted	0.6	0.6	0	—%	1.8	1.3	0.5	38.5%
Digital Contracts
Contracted	1.8	0.8	1	125%	6.2	4.9	1.3	26.5%

Deployed

Deployed represents cumulative energy storage products and solutions that have achieved substantial completion and are not decommissioned. Deployed is monitored by management to measure our performance towards achieving project milestones.

Assets Under Management

Assets under management for service contracts represents our long-term service contracts with customers associated with our completed energy storage system products and solutions. We start providing maintenance, monitoring, or other operational services after the storage product projects are completed. In some cases, services may be commenced for energy storage solutions prior to achievement of substantial completion. This is not limited to energy storage solutions delivered by Fluence. Assets under management for digital software represents contracts signed and active (post go live). Assets under management serves as an indicator of expected revenue from our customers and assists management in forecasting our expected financial performance.

Contracted Backlog
For our energy storage products and solutions contracts, contracted backlog includes signed customer orders or contracts under execution prior to when substantial completion is achieved. For service contracts, contracted backlog includes signed service agreements associated with our storage product projects that have not been completed and the associated service has not started. For digital applications contracts, contracted backlog includes signed agreements where the associated subscription has not started.
Contracted/Order Intake
Contracted, which we use interchangeably with “Order Intake”, represents new energy storage product contracts, new service contracts and new digital contracts signed during each period presented. We define “Contracted” as a firm and binding purchase order, letter of award, change order or other signed contract (in each case an “Order”) from the customer that is received and accepted by Fluence. Our order intake is intended to convey the dollar amount and gigawatts (operating measure) contracted in the period presented. We believe that order intake provides useful information to investors and management because the order intake provides visibility into future revenues and enables evaluation of the effectiveness of the Company’s sales activity and the attractiveness of its offerings in the market.
Pipeline
Pipeline represents our uncontracted, potential revenue from energy storage products, service, and digital software contracts, which have a reasonable likelihood of contract execution within 24 months. Pipeline is an internal management metric that we construct from market information reported by our global sales force. Pipeline is monitored by management to understand the anticipated growth of our Company and our estimated future revenue related to customer contracts for our battery-based energy storage products and solutions, services and digital software.
We cannot guarantee that our contracted backlog or pipeline will result in actual revenue in the originally anticipated period or at all. Contracted backlog and pipeline may not generate margins equal to our historical operating results. We have only recently begun to track our contracted backlog and pipelines on a consistent basis as performance measures, and as a result, we do not have significant experience in determining the level of realization that we will achieve on these contracts. Our customers may experience project delays or cancel orders as a result of external market factors and economic or other factors beyond our control. If our contracted backlog and pipeline fail to result in revenue as anticipated or in a timely manner, we could experience a reduction in revenue, profitability, and liquidity.
Annual Recurring Revenue (ARR)

Represents the annualized value of software subscriptions, licensing, long term service agreements, and warranty fee contracts as of the measurement date.

FLUENCE ENERGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

The following tables present our non-GAAP measures for the periods indicated.

($ in thousands)	Three Months Ended September 30,		Change	Change %	Fiscal Year Ended September 30,		Change	Change %
	2023	2022			2023	2022
Net loss	$4,817	$(56,185)	$61,002	109%	$(104,818)	$(289,177)	$184,359	64%
Add (deduct):
Interest (income), net	(1,137)	(1,175)	38	(3)%	(5,388)	(326)	(5,062)	1553%
Income tax expense	6,607	1,850	4,757	257%	4,549	1,357	3,192	235%
Depreciation and amortization	2,814	2,216	598	27%	10,665	7,108	3,557	50%
Stock-based compensation(a)	5,503	9,129	(3,626)	(40)%	26,920	44,131	(17,211)	(39)%
Other expenses(b)	1,245	1,566	(321)	(21)%	6,684	1,566	5,118	327%
Adjusted EBITDA	$19,849	$(42,599)	$62,448	147%	$(61,388)	$(235,341)	$173,953	74%
(a) Includes awards that will be settled in shares and awards that will be settled in cash.
(b) Amount for the three months and the fiscal year ended September 30, 2023 includes approximately $1.2 million and $6.7 million, respectively, of costs related to the restructuring plan, including severance. Amount for the three months and the fiscal year ended September 30, 2022 includes approximately $1.6 million of costs related to severance only. Costs related to the COVID-19 pandemic and the cargo loss incident, which the Company had historically excluded from Adjusted EBITDA, are no longer excluded. Adjusted EBITDA results for the fiscal year ended September 30, 2022 have been recast for comparative purposes.

($ in thousands)	Three Months Ended September 30,		Change	Change %	Fiscal Year Ended September 30,		Change	Change %
	2023	2022			2023	2022
Total revenue	$672,982	$441,982	$231,000	52%	$2,217,978	$1,198,603	$1,019,375	85%
Cost of goods and services	596,699	431,242	165,457	38%	2,077,023	1,260,957	816,066	65%
Gross profit (loss)	76,283	10,740	65,543	610%	140,955	(62,354)	203,309	326%
Add (deduct):
Stock-based compensation(a)	800	1,642	(842)	(51)%	4,164	8,523	(4,359)	(51)%
Amortization(b)	339	—	339	100%	830	—	830	100%
Other expenses(c)	510	—	510	100%	946	—	946	100%
Adjusted Gross Profit (Loss)	$77,932	$12,382	$65,550	529%	$146,895	$(53,831)	$200,726	373%
Adjusted Gross Profit Margin (Loss) %	11.6%	2.8%			6.6%	(4.5)%
(a) Includes awards that will be settled in shares and awards that will be settled in cash.
(b) Amount related to amortization of capitalized software included in cost of goods and services for the fiscal year ended September 30, 2023.
(c) Amount for the three months and the fiscal year ended September 30, 2023 includes $0.5 million and $0.9 million, respectively, of costs related to the restructuring plan, including severance. Costs related to the COVID-19 pandemic and the cargo loss incident, which the Company had historically excluded from Adjusted Gross Profit (Loss) and Adjusted Gross Profit Margin, are no longer excluded. Adjusted Gross Profit (Loss) and Adjusted Gross Profit Margin results for the year ended September 30, 2022 have been recast for comparative purposes.

($ in thousands)	Fiscal Year Ended September 30,		Change	Change %
	2023	2022
Net cash used in operating activities	$(111,927)	$(282,385)	$170,458	60%
Less: Purchase of property and equipment	(2,989)	(7,934)	4,945	(62)
Free Cash Flows	$(114,916)	$(290,319)	$175,403	60%